Exhibit 10.1

INCREMENTAL TERM FACILITY AMENDMENT

TO

CREDIT AGREEMENT

dated as of

March 13, 2015

among

TORNIER N.V.,

as Holdings,

TORNIER, INC.,

as Borrower,

The Lenders Party Hereto

and

BANK OF AMERICA, N.A.,

as Administrative Agent

BANK OF AMERICA MERRILL LYNCH,

as Sole Lead Arranger and Sole Lead Bookrunner

INCREMENTAL TERM FACILITY AMENDMENT

THIS INCREMENTAL TERM FACILITY AMENDMENT (this “Amendment”) dated as of March 13, 2015 to the Credit Agreement referenced below is by and among Tornier N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch law, having its official seat (statutaire zetel) in Amsterdam, the Netherlands, registered with the trade register of the Chambers of Commerce in the Netherlands under number 34250781 (“Holdings”), Tornier, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto (the “Incremental Lenders”) and Bank of America, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of October 4, 2012 by and among the Borrower, Holdings, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has notified the Administrative Agent that pursuant to Section 2.20 of the Credit Agreement the Incremental Lenders have agreed to provide an Term Commitment Increase in the amount of $10,000,000.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Establishment of Term Commitment Increase.

2.1. Subject to the terms and conditions provided herein, additional commitments under the USD Term Loan in the original principal amount of $10 million (the “Additional USD Term Loan Advance”) are hereby established as a Term Facility Increase pursuant to Section 2.20 of the Credit Agreement.

2.2. Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Incremental Lender severally agrees to make its portion of the Additional USD Term Loan Advance to the Borrower in Dollars in a single advance on the date hereof in an amount equal to the amount set forth for such Lender on Schedule A hereto. The proceeds of the Additional USD Term Loan Advance shall be used (i) for the purposes set forth in Section 5.10 of the Credit Agreement, (ii) to pay the fees and costs of this Amendment and (iii) for general corporate purposes. The Additional USD Term Loan Advance shall be deemed to be part of the USD Term Loan for all purposes of the Credit Agreement and the other Loan Documents.

2.3. This Amendment is an Incremental Term Facility Amendment.

2.4 Commencing on March 31, 2015, the amount of each principal amortization payment on the USD Term Loan pursuant to Section 2.10(a)(i) shall be increased by the minimum amount that, when allocated ratably (based on outstandings) among all of the Lenders holding the USD Term Loan immediately after giving effect to this Amendment and the Additional USD Term Loan Advance would provide (assuming all other things to be equal) for each of the Lenders holding the USD Term Loan immediately prior to giving effect to this Amendment and the Additional USD Term Loan Advance to receive in connection with such principal amortization payment an amount equal to the amount that such Lender would have received had such Additional USD Term Loan Advance (and the corresponding adjustment to such principal amortization payment pursuant to this sentence) not taken place. The Administrative Agent shall notify the Borrower and the Lenders of the amount of the scheduled quarterly principal amortization payment due pursuant to Section 2.20(a)(i) after giving effect to the Additional USD Term Loan Advance.

3. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) upon satisfaction of the following conditions:

(a) the Administrative Agent shall have received from each party hereto a counterpart of this Amendment signed on behalf of such party;

(b) the Administrative Agent shall have received a customary written opinion with respect to this Amendment for the Loan Parties;

(c) the Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment Effective Date, executed by any Responsible Officer of such Loan Party, and including or attaching resolutions of the board of directors and/or similar governing bodies of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment to which it is a party, certified as of the Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment;

(d) the Administrative Agent shall have received all fees and other amounts (which may, at the Administrative Agent’s option in consultation with the Borrower, be offset against the Additional USD Term Loan Advance on the Amendment Effective Date) previously agreed in writing by the Incremental Lenders and the Borrower to be due and payable on or prior to the Amendment Effective Date, including, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document;

(e) the Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying as to the solvency of Holdings and its Restricted Subsidiaries on a consolidated basis after giving effect to the Additional USD Term Loan Advance and the transactions contemplated by this Amendment;

(f) the Administrative Agent shall have received a certificate of a Financial Officer of Holdings certifying that the conditions set forth in Section 2.20(a)(ii)(A), (C), (D) and (E) of the Credit Agreement, including reasonably detailed calculations demonstrating compliance with Section 2.20(a)(ii)(C), (D) and (E) of the Credit Agreement, are satisfied as of the Amendment Effective Date.

4. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5. Representations and Warranties; No Default. Each of the Borrower and Holdings represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on the date hereof or on such earlier date, as the case may be and (b) no Default or Event of Default exists.

6. Reaffirmation of Obligations. Each of the Borrower and Holdings (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, (c) agrees that this Amendment does not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents and (d) the parties agree that this Amendment shall not constitute a novation of any rights and obligations of the obligors under any of the Loan Documents.

7. Reaffirmation of Security Interests. Each of the Borrower and Holdings (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment does not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9. FATCA. For purposes of determining withholding Taxes imposed pursuant to FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Incremental Lenders hereby authorize the Administrative Agent to treat) the Additional USD Term Loan Advance as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

10. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

11. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Term Facility Amendment to be duly executed as of the date first above written.

HOLDINGS:	TORNIER N.V., a Dutch naamloze vennootschap

	By:	/s/ David H. Mowry
	Name:	David H. Mowry
	Title:	Chief Executive Officer

BORROWER:	TORNIER, INC., a Delaware corporation

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Secretary

[SIGNATURE PAGES CONTINUE]

By execution below, each of the undersigned Guarantors (a) acknowledges and consents to this Incremental Term Facility Amendment and to the provisions set out therein, (b) affirms all of its obligations under the Loan Documents notwithstanding the designation of any new document as a Loan Document or any additions, amendments, novation, substitution, or supplements of or to the Loan Documents and the imposition of any amended, new or more onerous obligations under the Loan Documents in relation to any Loan Party, (c) confirms for the benefit of the Secured Parties that all guarantees and indemnities granted by it pursuant to the Loan Documents extend to all new obligations assumed by any Loan Party under any amended or new Loan Documents as a result of this Amendment, subject to applicable limitations set out in the relevant Loan Documents, (d) agrees that this Incremental Term Facility Amendment does not operate to reduce or discharge any of its obligations under the Loan Documents, (e) affirms that each of the Liens granted in or pursuant to the Loan Documents (i) are valid and subsisting, (ii) shall remain unaffected in accordance with the provisions of any document evidencing such Liens and (iii) shall maintain the priority ranking originally achieved and shall not be discharged or released, (f) agrees that this Incremental Term Facility Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents and (g) the parties agree that this Amendment shall not constitute a novation of any rights and obligations of the obligors under any of the Loan Documents.

GUARANTORS:	TORNIER N.V., a Dutch naamloze vennootschap

	By:	/s/ David H. Mowry
	Name:	David H. Mowry
	Title:	Chief Executive Officer

TORNIER, INC., a Delaware corporation

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Secretary

TORNIER US HOLDINGS, INC., a Delaware corporation

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Secretary

ORTHOHELIX SURGICAL DESIGNS, INC., a Delaware corporation

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Secretary

[SIGNATURE PAGES CONTINUE]

TORNIER UK LIMITED,
a company organized under the laws of England and Wales

By:	/s/ Shawn T McCormick
Name:	Shawn T McCormick
Title:	Director

Given under the common seal of TORNIER ORTHOPEDICS IRELAND LIMITED and this deed was delivered:

By:	/s/ Shawn T McCormick	By:	/s/ Kevin M. Klemz
Name:	Shawn T McCormick	Name:	Kevin M. Klemz
Title:	Director	Title:	Director

TORNIER SAS, a French société par actions simplifiée, incorporated in France, as a Guarantor

By:	/s/ David H. Mowry
Name:	David H. Mowry
Title:	President

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Alysa Trakas
	Name:	Alysa Trakas
	Title:	Director

INCREMENTAL LENDERS:	BANK OF AMERICA, N.A.,

	By:	/s/ Alysa Trakas
	Name:	Alysa Trakas
	Title:	Director

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Nicolas L. Schweim
	Name:	Nicolas L. Schweim
	Title:	Authorized Signer

Schedule A

Additional USD Term Loan Advance

Incremental Lender	Additional USD Term Loan Advance
Bank of America, N.A.	$1,500,000.00
JPMorgan Chase Bank, N.A.	$8,500,000.00

Total:	$10,000,000.00